Exhibit 10.2

FORM OF

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into as of [__] (the “Effective Date”) by and between Bitech Technologies Corporation, a Delaware corporation (the “Company”) and [__] (the “Optionee”). The Company and Optionee are hereinafter referred to as the “Parties” and individually as a “Party”).

RECITALS

WHEREAS, the Parties are parties to a Consulting Agreement dated as of the Effective Date (the “Consulting Agreement”);

NOW THEREFOR, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Company and Optionee hereby agree as follows:

1. NOTICE OF STOCK OPTION GRANT

Optionee has been granted an option to purchase the Company’s Common Stock, par value $0.001 per share, subject to the terms and conditions of this Agreement, as follows:

Name of Optionee:	[__]
Total Number of Shares Granted:	[__]
Type of Option:	Nonstatutory Stock Option
Exercise Price per Share:	$ [__]
Grant Date:	[__]
Vesting Commencement Date:	[__]
Vesting Schedule:	[__] shares on [__]; [__] shares on [__]; and [__] shares on [__]. The above vesting schedule is subject to acceleration as provided for in Section 2.2(a).
Expiration Date:	This option may be exercised for three (3) months after the Termination Date as provided for in the Independent Consultant Agreement entered into between the Company and Optionee dated as of the Grant Date (the “Expiration Date”). In no event may this Option be exercised later than the Expiration Date.

2. AGREEMENT

2.1 Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of Shares of the Company’s Common Stock, par value $0.001 per share, as set forth in Section 1 (the “Option Shares”), at the exercise price per Share set forth in Section 1 (the “Exercise Price”), subject to the terms and conditions of this Agreement. This Option is intended to be a Nonstatutory Stock Option (“NSO”) as provided in the Notice of Stock Option Grant.

2.2 Exercise of Option.

(a) Vesting Acceleration. In the event Optionee’s service as a member of the Company’s Board of Directors (the “Board”) is terminated without “Cause” (as hereinafter defined), the number of shares subject to the Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Optionee’s service as a member of the Board is terminated with Cause, the number of shares subject to the Option in the year of termination shall vest. For purposes hereof, “Cause” shall mean, a determination by the Board that the Optionee shall be dismissed as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any of the Company’s current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Optionee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.

(b) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in Section 1 and Section 2.2(a) and the applicable provisions of this Agreement.

(b) Method of Exercise. This Option is exercisable by delivering to the Company prior to the Expiration Date a fully executed “Exercise Notice”. The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. Payment of the full aggregate Exercise Price as to all Exercised Shares must accompany the Exercise Notice. This Option shall be deemed exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. The minimum number of Option Shares with respect to which this Option may be exercised at any one time shall be 100,000 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

2.3 Method of Payment. Payment of the aggregate Exercise Price shall be by wire transfer.

2.4 Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee. This Option may not be assigned, pledged, or hypothecated by the Optionee whether by operation of law or otherwise, and is not subject to execution, attachment, or similar process.

2.5 Term of Option. This Option may only be exercised prior to the Expiration Date and may be exercised prior to the Expiration Date only in accordance with this Agreement. No portion of the Option may be exercised after the Expiration Date except as provided for in Section 1 above.

2.6 Investment Representations.

(a) Investment Purpose. As of the date hereof, Optionee understands and agrees that the consummation of this Agreement including the delivery of the Option hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Securities are being acquired for the Optionee’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b) Accredited Investor Status. Optionee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Optionee understands that the Securities are being awarded to the Optionee in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Optionee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Optionee set forth herein in order to determine the availability of such exemptions and the eligibility of the Optionee to acquire the Option.

(d) Information. Optionee and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including, but not limited to reports and other information filed by the Company with the U.S. Securities and Exchange Commission (the “SEC Reports”). Optionee has carefully considered the information included in the SEC Reports and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock, is able to bear the risks of an investment in the Common Stock and understands the risks of, and other considerations relating to, a purchase of the Common Stock, including the matters contemplated by the Company as disclosed in its SEC Reports. Optionee and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning an investment in the Common Stock.

(e) Governmental Review. Optionee understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Option.

(f) Transfer or Re-sale. Optionee understands that (i) the sale or re-sale of the Option, the Option Shares (collectively, the “Securities”) has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Optionee shall have delivered to the Company, at the cost of the Optionee, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Optionee who agrees to sell or otherwise transfer the Securities only in accordance with this Section and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Optionee shall have delivered to the Company, at the cost of the Optionee, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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(g) Legends. The Optionee understand that the Securities, until such time as they have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS OPTION AND SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the Optionee of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Optionee provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Optionee agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

2.7 Tax Obligations.

(A) Withholding Taxes. The Optionee shall make appropriate arrangements with the Company for the satisfaction of all applicable Federal, state, local, and foreign income taxes, employment tax, and any other taxes that are due as a result of the Option exercise. With the Company’s consent, these arrangements may include withholding Shares that otherwise would be issued to the Optionee pursuant to the exercise of this Option. The Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

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2.8 Stock Dividends and Stock Splits. If the Company, at any time while the Option is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of the Company’s Common Stock, (ii) subdivides outstanding shares of its Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the number of Option Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.9 Restrictions on Resale. The Optionee shall not sell any Shares at a time when the Company and its underwriters prohibit a sale.

2.10 Lock-Up Agreement. In connection with any underwritten public offering of Shares made by the Company pursuant to a registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any Shares (including but not limited to Shares subject to this Option) or any rights to acquire Shares of the Company for such period beginning on the date of filing of such registration statement with the Securities and Exchange Commission and ending at the time as may be established by the underwriters for such public offering; provided, however, that such period shall end not later than 180 days from the effective date of such registration statement.

3.  MISCELLANEOUS.

3.1 By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. The Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement.

3.2 All communications between the Parties with respect to any of the provisions of this Agreement shall be in writing, and shall be sent by personal delivery or by email or other commercial means of rapid delivery, postage or costs of transmission and delivery prepaid, to Optionee at [____________], or to Company at ben@bitech.tech, until such time as either Party provides the other not less than ten (10) days’ prior written notice of a change of address in accordance with these provisions.

3.3 Optionee understands and agrees that Company may suffer irreparable harm in the event that Optionee breaches any of Optionee’s obligations under this Agreement. Accordingly, Optionee agrees that, in the event of said breach, Company, in addition to any other rights, remedies or damages available to it at law or in equity, Company may be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Optionee.

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3.4 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. Each of the parties submits to the jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Optionee agrees and consents to venue in Orange County, California and to the in personam jurisdiction of the aforementioned courts.

3.5 This Agreement and the agreements referenced herein represent the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered in this Agreement. This Agreement may be modified only by a writing signed by both parties.

3.6 Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

3.7 If either party initiates proceedings for the other’s breach of this Agreement, the prevailing party shall recover attorneys’ fees and costs, including such fees and costs on any enforcement or appeal proceedings.

3.8 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile or other electronic means and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date first above written.

OPTIONEE:	Bitech Technologies Corporation

By:
Signature

Benjamin Tran, Chief Executive Officer
Residence Address

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EXERCISE FORM

VIA Email: ben@bitech.tech

Bitech Technologies Corporation

895 Dove Street, Suite 300

Newport Beach, CA 92660

Attention: Benjamin Tran, Chief Executive Officer

Ladies and Gentlemen:

I hereby exercise the Option granted to me on ________, 2022, by Bitech Technologies Corporation, a Delaware corporation (the “Company”), subject to all the terms and provisions thereof and of the Stock Option Agreement dated ___, 2022 (the “Option”), and notify you of my desire to purchase ___ Option Shares1 of Common Stock of the Company at a price of $0.07 per share pursuant to the exercise of said Option.

Payment Amount: $___________________

Date:
Optionee Signature

Received by Bitech Technologies Corporation on

1 Such amount shall be no less than 100,000 Shares.

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